EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Boston Biomedica, Inc. on Form S-8 (File No 333-24749) of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statements schedule of Boston Biomedica, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this annual report on form 10-K.


Boston, Massachusetts
March 27, 1998